UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2017

Danaher Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-828-0850

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

On June 19, 2017, DH Europe Finance S.A. (“Danaher International”) and Danaher Corporation (“Danaher”) entered into an underwriting agreement (the “Underwriting Agreement”) with BNP Paribas, Merrill Lynch International, Deutsche Bank AG, London Branch, and the several other underwriters party thereto for the issue and sale by Danaher International of €250 million aggregate principal amount of Floating Rate Senior Notes due 2022 (the “Floating Rate Notes”) and €600 million aggregate principal amount of 1.200% Senior Notes due 2027 (the “2027 Notes,” and together with the Floating Rate Notes, the “Notes”), in an underwritten offering. The Notes will be fully and unconditionally guaranteed by Danaher. The Underwriting Agreement contains customary representations, warranties and agreements of Danaher and Danaher International, customary conditions to closing, termination provisions and indemnification and other obligations of the parties.

Danaher International expects to receive net proceeds, after underwriting discounts and estimated offering expenses, of approximately €843 million (approximately $944 million based on exchange rates as of June 16, 2017). Danaher anticipates using approximately $560 million of the net proceeds from the offering to repay all of the outstanding €500 million aggregate principal amount of Danaher International’s Floating Rate Senior Notes due 2017, which mature on June 30, 2017 and bear interest at a EURIBOR-based rate, and to pay accrued and unpaid interest and fees and expenses associated with the repayment. Danaher also anticipates using approximately $384 million of the net proceeds from the offering to repay short-term indebtedness consisting of commercial paper. Danaher anticipates using any remaining net proceeds from the offering for general corporate purposes. The offering of the Notes is expected to close on June 30, 2017, subject to customary closing conditions.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement. The Underwriting Agreement is filed as Exhibit 1.1 hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

Date: June 20, 2017	By:	/s/ Daniel L. Comas
		Name:	Daniel L. Comas
		Title:	Executive Vice President and Chief Financial Officer